Exhibit 99.1

1999 Bryan Street, Suite 1200
Dallas, Texas 75201
1.214.583.8500

Press Release

FOR IMMEDIATE RELEASE	August 1, 2022

Jacobs Reports Fiscal Third Quarter 2022 Earnings
Robust Year-Over-Year Revenue Growth Across All Lines of Business
Double-Digit Pro Forma Year-Over-Year Revenue Growth in Constant Currency
Revenue Backlog up 10% Year-Over-Year and up 13% in Constant Currency
Awarded $3.9B 10-Year Contract to Support NASA Johnson Engineering, Technology and Science Strategy
Strong Recurring Revenue Visibility with Acceleration from Climate, Data and Consultancy Solutions
Reinforces Full-Year 100% Adjusted Cash Conversion Expectations1
DALLAS, TEXAS - Jacobs Engineering Group Inc. (NYSE: J) today announced its financial results for the fiscal third quarter ended July 1, 2022.
Q3 2022 Highlights:
▪Revenue of $3.8 billion up 7.0% year-over-year; net revenue increased 7.7% year-over-year and up 11% in constant currency
▪Backlog increased $2.7 billion to $28.1 billion, up 10.4% year-over-year and up 13% in constant currency
▪EPS from continuing operations of $1.52, compared to $0.82 in Q3 2021
▪Adjusted EPS from continuing operations of $1.86, up 13% year-over-year
▪Cash used for operations of $(249) million; includes previously announced Legacy CH2M Matter settlement outflow of $475M during Q3; on track to achieve 100% adjusted cash conversion target for fiscal 20221

Jacobs' Chair and CEO Steve Demetriou commented, "We are creating a more resilient portfolio including substantial recurring revenue that is complemented by accelerating growth in the areas of Climate Response, Consulting & Advisory and Data Solutions. Our strong base business combined with an early ramp from our accelerators drove 13% constant currency backlog growth in the third quarter, providing significant revenue visibility." Demetriou continued, "Our focus on a high performance culture and agile deployment of capital enables us to generate compelling returns for our shareholders through times of economic uncertainty."

Jacobs' President and CFO Kevin Berryman added, "We demonstrated a strong quarter of year-over-year revenue growth across our lines of business and PA Consulting. Our increased backlog, and alignment to well-funded public and private sector initiatives, provides us with confidence for long-term adjusted EBITDA profit growth. We also expect continued robust cash flow generation, which will strengthen an already healthy balance sheet, affording us opportunities to further increase shareholder value.”

Financial Outlook1
The company expects fiscal fourth quarter adjusted EBITDA of $340 to $360 million and adjusted EPS of $1.75 to $1.85.

Since providing the original fiscal 2022 outlook in November, FX translation has impacted our full year fiscal 2022 net revenue outlook by approximately $320M, adjusted EBITDA outlook by $40M and adjusted EPS outlook by 20 cents, based on actual foreign currency translation adjustments for the first nine months and an estimated adjustment to our forecast for the fourth quarter based on current spot rates.

On a constant currency basis, the mid-point of our latest full year outlook remains consistent with the original guidance provided at the beginning of the fiscal year.

1Reconciliation of adjusted cash conversion for the full fiscal year 2022, the adjusted EPS outlook and adjusted EBITDA outlook for the fourth quarter, and the foreign currency translation impact on the adjusted revenue outlook, adjusted EBITDA outlook, and adjusted EPS outlook for the full fiscal 2022 year to the most directly comparable GAAP measure is not available without unreasonable efforts because the Company cannot predict with sufficient certainty all the components required to provide such reconciliation, including with respect to the costs and charges and timing of costs and charges relating to expenses, restructuring and integration costs to be incurred in fiscal 2022.

Third Quarter Review

	Fiscal Q3 2022	Fiscal Q3 2021	Change
Revenue	$3.8 billion	$3.6 billion	$0.2 billion
Net Revenue	$3.2 billion	$3.0 billion	$0.2 billion
GAAP Net Earnings from Continuing Operations	$196 million	$165 million	$31 million
GAAP Earnings Per Diluted Share (EPS) from Continuing Operations	$1.52	$0.82	$0.70
Adjusted Net Earnings from Continuing Operations	$240 million	$216 million	$24 million
Adjusted EPS from Continuing Operations	$1.86	$1.64	$0.22
The Company’s adjusted net earnings from continuing operations and adjusted EPS from continuing operations for the third quarter of fiscal 2022 and fiscal 2021 exclude the adjustments set forth in the table below. For additional information regarding these adjustments and a reconciliation of adjusted net earnings and adjusted EPS to net earnings and EPS, respectively, as well as a reconciliation of net revenue to revenue, refer to the section entitled “Non-GAAP Financial Measures” at the end of this release.

	Fiscal Q3 2022	Fiscal Q3 2021
GAAP Net Earnings from Continuing Operations and Diluted Earnings Per Share (EPS)	$196 million ($1.52 per share)	$165 million ($0.82 per share)
Adjustments to add back after-tax restructuring, transaction costs and other charges ($10.0 million and $7.6 million for the fiscal 2022 and 2021 periods, respectively before income taxes) and $(57.3) million, or $(0.44) per share, in EPS numerator adjustments relating to PA preference shares redemption value, which does not affect net earnings, in the fiscal 2021 period.
	$7 million ($0.06 per share)	$4 million ($0.47 per share)
Other adjustments are comprised mainly of:
(a) add-back of amortization of intangible assets of $51.6 million and $49.6 million in the 2022 and 2021 periods, respectively,
(b) the removal of the fair value adjustments related to our former investment holdings in Worley and C3.ai, Inc. ("C3") stock of $1.0 million in the 2021 period,
(c) the exclusion of impacts on the Company's effective tax rates associated with revised estimates on U.S. taxation of certain foreign earnings and certain tax return filing adjustments,
(d) the removal of $30.8 million in additional income tax expense attributable to tax rate increases in the UK during 2021,
(e) applicable redeemable noncontrolling interests impacts for the above adjustment items and
(f) income tax expense adjustments for the above pre-tax adjustment items.
	$36 million ($0.28 per share)	$46 million ($0.35 per share)
Adjusted Net Earnings from Continuing Operations and Adjusted EPS from Continuing Operations	$240 million ($1.86 per share)	$216 million ($1.64 per share)
(note: dollar amounts and earnings per share amounts may not add due to rounding)

The Company’s U.S. GAAP effective tax rate for continuing operations is 21.9% for the fiscal third quarter 2022 and fiscal third quarter 2022 adjusted earnings per share from continuing operations reflects an estimated full year 21.7% adjusted effective tax rate.

Jacobs is hosting a conference call at 8:00 A.M. ET on Monday August 1, 2022, which it is webcasting live at www.jacobs.com.

About Jacobs
At Jacobs, we're challenging today to reinvent tomorrow by solving the world's most critical problems for thriving cities, resilient environments, mission-critical outcomes, operational advancement, scientific discovery and cutting-edge manufacturing, turning abstract ideas into realities that transform the world for good. With $14 billion in annual revenue and a talent force of more than 55,000, Jacobs provides a full spectrum of professional services including consulting, technical, scientific and project delivery for the government and private sectors. Visit jacobs.com and connect with Jacobs on LinkedIn, Twitter, Facebook and Instagram.

Forward-Looking Statements
Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Statements made in this press release that are not based on historical fact are forward-looking statements. When used herein, words such as “expects,” “anticipates,” “believes,” “seeks,” “estimates,” “plans,” “intends,” “future,” “will,” “would,” “could,” “can,” “may,” and similar words are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding our expectations as to our future growth, prospects, financial outlook and business strategy for fiscal 2022 or future fiscal years, including our expectations for our fiscal 2022 adjusted cash conversion, our our fourth quarter adjusted EPS and adjusted EBITDA, and the impact of foreign currency translation on our fiscal 2022 financial outlook. Although such statements are based on management's current estimates and/or expectations, and currently available competitive, financial, and economic data, forward-looking statements are inherently uncertain, and you should not place undue reliance on such statements as actual results may differ materially. We caution the reader that there are a variety of risks, uncertainties and other factors that could cause actual results to differ materially from what is contained, projected or implied by our forward-looking statements. Such factors include our ability to execute on our newly-announced three-year corporate strategy, including our ability to invest in the tools needed to fully implement our strategy, competition from existing and future competitors in our target markets, our ability to achieve the cost-savings and synergies contemplated by our recent acquisitions within the expected time frames and to successfully integrate acquired businesses while retaining key personnel, the impact of the COVID-19 pandemic, including the emergence and spread of variants of COVID-19, and any resulting economic downturn on our results, prospects and opportunities, measures or restrictions imposed by governments and health officials in response to the pandemic, the timing of the award of projects and funding under the Infrastructure Investment and Jobs Act, financial market risks that may affect the Company's funding obligations under defined benefit pension and postretirement plans, as well as general economic conditions, including inflation and the actions taken by monetary authorities in response to inflation, changes in interest rates, foreign currency exchange rates, changes in capital markets, and geopolitical events and conflicts, among others. The impact of such matters includes, but is not limited to, the possible reduction in demand for certain of our product solutions and services and the delay or abandonment of ongoing or anticipated projects due to the financial condition of our clients and suppliers or to governmental budget constraints or changes to governmental budgetary priorities; the inability of our clients to meet their payment obligations in a timely manner or at all; potential issues and risks related to a significant portion of our employees working remotely; illness, travel restrictions and other workforce disruptions that have and could continue to negatively affect our supply chain and our ability to timely and satisfactorily complete our clients’ projects; difficulties associated with retaining key employees or hiring additional employees; and the inability of governments in certain of the countries in which we operate to effectively mitigate the financial or other impacts of the COVID-19 pandemic on their economies and workforces and our operations therein. The foregoing factors and potential future developments are inherently uncertain, unpredictable and, in many cases, beyond our control. For a description of these and additional factors that may occur that could cause actual results to differ from our forward-looking statements, see the discussions contained under Item 1 - Business; Item 1A - Risk Factors; Item 3 - Legal Proceedings; and Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations in our most recently filed Annual Report on Form 10-K, and the discussions contained under Part I, Item 2 - Management's Discussion and Analysis of Financial Condition and Results of Operations; Part II, Item 1 - Legal Proceedings; and Part II, Item 1A - Risk Factors, in our most recently filed Quarterly Report on Form 10-Q, as well as the Company’s other filings with the Securities and Exchange Commission. The Company is not under any duty to update any of the forward-looking statements after the date of this press release to conform to actual results, except as required by applicable law.
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Financial Highlights:
Results of Operations (in thousands, except per-share data):

	For the Three Months Ended		For the Nine Months Ended
Unaudited	July 1, 2022	July 2, 2021	July 1, 2022	July 2, 2021
Revenues	$3,827,093	$3,576,436	$11,041,777	$10,506,144
Direct cost of contracts	(3,002,618)	(2,759,501)	(8,550,418)	(8,290,137)
Gross profit	824,475	816,935	2,491,359	2,216,007
Selling, general and administrative expenses	(558,713)	(553,189)	(1,882,049)	(1,779,435)
Operating Profit	265,762	263,746	609,310	436,572
Other Income (Expense):
Interest income	1,042	1,001	2,924	2,733
Interest expense	(26,129)	(20,011)	(67,551)	(52,788)
Miscellaneous income, net	31,440	38,658	51,802	138,705
Total other income (expense), net	6,353	19,648	(12,825)	88,650
Earnings from Continuing Operations Before Taxes	272,115	283,394	596,485	525,222
Income Tax Expense from Continuing Operations	(59,491)	(109,186)	(121,545)	(175,437)
Net Earnings of the Group from Continuing Operations	212,624	174,208	474,940	349,785
Net (Loss) Earnings of the Group from Discontinued Operations	(343)	384	(576)	11,690
Net Earnings of the Group	212,281	174,592	474,364	361,475
Net Earnings Attributable to Noncontrolling Interests from Continuing Operations	(8,773)	(9,182)	(28,286)	(29,366)
Net (Earnings) Loss Attributable to Redeemable Noncontrolling interests	(7,525)	384	(27,246)	101,776
Net Earnings Attributable to Jacobs from Continuing Operations	196,326	165,410	419,408	422,195
Net Earnings Attributable to Jacobs	$195,983	$165,794	$418,832	$433,885
Net Earnings Per Share:
Basic Net Earnings from Continuing Operations Per Share	$1.53	$0.83	$3.25	$2.80
Basic Net Earnings from Discontinued Operations Per Share	$—	$—	$—	$0.09
Basic Earnings Per Share	$1.53	$0.83	$3.25	$2.89

Diluted Net Earnings from Continuing Operations Per Share	$1.52	$0.82	$3.23	$2.78
Diluted Net Earnings from Discontinued Operations Per Share	$—	$—	$—	$0.09
Diluted Earnings Per Share	$1.52	$0.83	$3.23	$2.87

Segment Information (in thousands):

	Three Months Ended		Nine Months Ended
Unaudited	July 1, 2022	July 2, 2021	July 1, 2022	July 2, 2021
Revenues from External Customers:
Critical Mission Solutions	$1,317,109	$1,218,089	$3,845,927	$3,822,949
People & Places Solutions	2,232,404	2,102,550	6,330,906	6,329,088
Pass Through Revenue	(635,419)	(612,045)	(1,671,467)	(1,837,350)
People & Places Solutions Net Revenue	$1,596,985	$1,490,505	$4,659,439	$4,491,738
PA Consulting	$277,580	$255,797	$864,944	$354,107
Total Revenue	$3,827,093	$3,576,436	$11,041,777	$10,506,144
Net Revenue	$3,191,674	$2,964,391	$9,370,310	$8,668,794

	Three Months Ended		Nine Months Ended
	July 1, 2022	July 2, 2021	July 1, 2022	July 2, 2021
Segment Operating Profit:
Critical Mission Solutions	$104,305	$108,131	$329,042	$332,133
People & Places Solutions	210,046	205,324	592,883	603,654
PA Consulting	51,448	56,791	182,850	84,708
Total Segment Operating Profit	365,799	370,246	1,104,775	1,020,495
Other Corporate Expenses (1)	(89,887)	(104,532)	(284,479)	(238,198)
Restructuring, Transaction and Other Charges (2)	(10,150)	(1,968)	(210,986)	(345,725)
Total U.S. GAAP Operating Profit	265,762	263,746	609,310	436,572
Total Other Income (Expense), net (3)	6,353	19,648	(12,825)	88,650
Earnings from Continuing Operations Before Taxes	$272,115	$283,394	$596,485	$525,222

(1)	Other corporate expenses also included intangibles amortization of $51.6 million and $49.6 million for the three months ended July 1, 2022 and July 2, 2021, respectively, and $146.9 million and $103.3 million for the nine months ended July 1, 2022 and July 2, 2021, respectively, with the comparative year-to-date period increase mainly attributable to higher amortization from the PA Consulting investment.
(2)	Included in the nine months ended July 1, 2022 is $91.3 million in charges related to the final pre-tax settlement of the Legacy CH2M Matter, net of previously recorded reserves and $74.6 million of real estate impairment charges and $24.5 million in other transformation and other charges related to the Company's transformation initiatives. Included in the nine months ended July 2, 2021 are $297.4 million of costs incurred in connection with the investment in PA Consulting, in part classified as compensation costs.
(3)	The three and nine months ended July 1, 2022 included a $13.9 million gain related to a cost method investment sold during the period. The nine months ended July 1, 2022 included a gain of $7.1 million related to a lease termination. The three and nine months ended July 2, 2021 include $38.7 million and $102.2 million, respectively, in fair value adjustments related to our investment in Worley stock (including Worley stock dividends) and certain foreign currency revaluations relating to the ECR sale and $1.0 million and $49.6 million, respectively, in fair value adjustments related to our investment in C3 stock, with both of these investments sold in fiscal 2021. The nine months ended July 2, 2021 also includes $38.9 million related to impairment of our AWE ML investment.

Balance Sheet (in thousands):

	July 1, 2022	October 1, 2021
	Unaudited
ASSETS
Current Assets:
Cash and cash equivalents	$1,102,284	$1,014,249
Receivables and contract assets	3,303,279	3,101,418
Prepaid expenses and other	148,592	176,228
Total current assets	4,554,155	4,291,895
Property, Equipment and Improvements, net	327,906	353,117
Other Noncurrent Assets:
Goodwill	7,328,384	7,197,000
Intangibles, net	1,472,641	1,565,758
Deferred income tax assets	49,328	103,193
Operating lease right-of-use assets	519,045	650,097
Miscellaneous	470,751	471,549
Total other noncurrent assets	9,840,149	9,987,597
	$14,722,210	$14,632,609
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current maturities of long-term debt	$51,630	$53,456
Accounts payable	945,422	908,441
Accrued liabilities	1,374,948	1,533,559
Operating lease liability	155,760	172,414
Contract liabilities	661,573	542,054
Total current liabilities	3,189,333	3,209,924
Long-term Debt	3,520,494	2,839,933
Liabilities relating to defined benefit pension and retirement plans	314,975	418,080
Deferred income tax liabilities	242,703	214,380
Long-term operating lease liability	651,261	758,358
Other deferred liabilities	158,511	559,375
Commitments and Contingencies
Redeemable Noncontrolling interests	664,519	657,722
Stockholders’ Equity:
Capital stock:
Preferred stock, $1 par value, authorized - 1,000,000 shares; issued and outstanding - none	—	—
Common stock, $1 par value, authorized - 240,000,000 shares; issued and outstanding - 127,577,542 shares and 128,892,540 shares as of July 1, 2022 and October 1, 2021, respectively	127,578	128,893
Additional paid-in capital	2,666,157	2,590,012
Retained earnings	4,082,070	4,015,578
Accumulated other comprehensive loss	(942,512)	(794,442)
Total Jacobs stockholders’ equity	5,933,293	5,940,041
Noncontrolling interests	47,121	34,796
Total Group stockholders’ equity	5,980,414	5,974,837
	$14,722,210	$14,632,609

Statement of Cash Flow (in thousands):

	For the Three Months Ended		For the Nine Months Ended
Unaudited	July 1, 2022	July 2, 2021	July 1, 2022	July 2, 2021
Cash Flows from Operating Activities:
Net earnings attributable to the Group	$212,281	$174,592	$474,364	$361,475
Adjustments to reconcile net earnings to net cash flows (used for) provided by operations:
Depreciation and amortization:
Property, equipment and improvements	25,301	26,405	77,921	74,484
Intangible assets	51,551	49,555	146,889	103,308
Gain on sale of ECR business	—	—	—	(15,608)
Gain on investment in equity securities	(13,862)	(37,702)	(13,862)	(152,145)
Stock based compensation	16,544	14,542	41,705	41,519
Equity in earnings of operating ventures, net of return on capital distributions	942	(3,092)	14,222	3,261
(Gain) Loss on disposals of assets, net	(5,183)	396	(4,762)	749
Impairment of long-lived assets and equity method investment	—	6,941	74,585	40,138
Deferred income taxes (benefit)	46,104	(2,644)	62,144	38,419
Changes in assets and liabilities, excluding the effects of businesses acquired:
Receivables and contract assets, net of contract liabilities	(80,726)	158,450	(114,607)	231,992
Prepaid expenses and other current assets	13,047	32,681	28,963	47,202
Miscellaneous other assets	52,037	31,510	119,238	107,911
Accounts payable	35,974	2,014	54,422	(150,736)
Accrued liabilities	(547,886)	(257,970)	(667,868)	(158,772)
Other deferred liabilities	(41,254)	(22,495)	(74,559)	(44,985)
Other, net	(13,957)	158	(21,626)	(4,639)
Net cash (used for) provided by operating activities	(249,087)	173,341	197,169	523,573
Cash Flows from Investing Activities:
Additions to property and equipment	(31,830)	(20,617)	(80,053)	(65,670)
Disposals of property and equipment and other assets	8,222	41	9,286	468
Capital contributions to equity investees, net of return of capital distributions	1,674	—	2,756	(4,193)
Acquisitions of businesses, net of cash acquired	(24,335)	—	(437,083)	(1,741,062)
Disposal of investment in equity securities	13,862	38,994	13,862	52,021
Proceeds related to sales of businesses	—	—	—	36,360
Net cash (used for) provided by investing activities	(32,407)	18,418	(491,232)	(1,722,076)
Cash Flows from Financing Activities:
Net proceeds from (payments of) borrowings	412,038	(358,503)	799,151	1,423,854
Debt issuance costs	—	(50)	—	(2,747)
Proceeds from issuances of common stock	12,800	11,130	40,987	29,715
Common stock repurchases	(200,709)	—	(250,709)	(24,949)
Taxes paid on vested restricted stock	(176)	(154)	(28,574)	(25,796)
Cash dividends to shareholders	(29,341)	(27,363)	(86,588)	(79,801)
Net dividends associated with noncontrolling interests	(6,687)	(10,641)	(16,103)	(40,083)
Repurchase of redeemable noncontrolling interests	(10,979)	—	(46,074)	—
Proceeds from issuances of redeemable noncontrolling interests	49,738	—	49,738	—
Net cash provided by (used for) financing activities	226,684	(385,581)	461,828	1,280,193
Effect of Exchange Rate Changes	(67,127)	5,699	(79,919)	34,617
Net (Decrease) Increase in Cash and Cash Equivalents and Restricted Cash	(121,937)	(188,123)	87,846	116,307
Cash and Cash Equivalents, including Restricted Cash, at the Beginning of the Period	1,236,358	1,166,854	1,026,575	862,424
Cash and Cash Equivalents, including Restricted Cash, at the End of the Period	$1,114,421	$978,731	$1,114,421	$978,731

Backlog (in millions):

	July 1, 2022	July 2, 2021
Critical Mission Solutions	$10,222	$9,565
People & Places Solutions	17,542	15,557
PA Consulting	326	314
Total	$28,090	$25,436

Non-GAAP Financial Measures and Operating Metrics:
In this press release, the Company has included certain non-GAAP financial measures as defined in Regulation G promulgated under the Securities Exchange Act of 1934, as amended. The non-GAAP financial measures included in this press release are net revenue, adjusted net earnings from continuing operations, adjusted EPS from continuing operations, adjusted EBITDA outlook, adjusted EPS outlook, adjusted effective tax rate and adjusted cash conversion expectations.

Net revenue is calculated excluding pass-through revenue of the Company’s People & Places Solutions segment from the Company’s revenue from continuing operations. Adjusted net earnings from continuing operations and adjusted EPS from continuing operations are calculated by (i) excluding costs and other charges associated with restructuring activities implemented in connection with the acquisitions of CH2M, John Wood Group nuclear business, BlackLynx, Buffalo Group and StreetLight, the strategic investment in PA Consulting, the sale of the ECR business and other related cost reduction initiatives, which included involuntary terminations, costs associated with co-locating offices of acquired companies, separating physical locations of ECR and continuing operations, professional services and personnel costs, expenses relating to certain commitments and contingencies relating to discontinued operations of the CH2M business including the final settlement charges relating to the Legacy CH2M Matter, net of previously recorded reserves; (ii) excluding the costs and other charges associated with our Focus 2023 transformation initiatives, which included costs and charges associated with the re-scaling and repurposing of physical office space, voluntary employee separations, contractual termination fees and related expenses (the amounts referred in (i) and (ii) are collectively referred to as the “Restructuring and other charges”); (iii) excluding transaction costs and other charges incurred in connection with the acquisitions of the Buffalo Group, BlackLynx and StreetLight and the strategic investment in PA Consulting, including advisor fees, change in control payments and the impact of the quarterly adjustment to the estimated future payout of contingent consideration to the sellers in connection with acquisitions; certain consideration amounts for PA Consulting that were required to be treated as post-completion compensation expense given retention related requirements applicable to the distribution of such funds to PA Consulting employees, and impacts resulting from the non-cash purchase accounting adjustment related to the investment in PA Consulting to reflect a change in the preliminary purchase price allocation for the redeemable non-controlling interests; certain equity based compensation expenses associated with PA Consulting's benefit programs; and similar transaction costs and expenses (collectively referred to as “transaction costs”); (iv) adding back amortization of intangible assets; (v) the removal of fair value adjustments and dividend income related to the Company’s investments in Worley and C3 stock and certain foreign currency revaluations relating to ECR sale proceeds; (vi) excluding charges resulting from the revaluation of certain deferred tax assets/liabilities in connection with tax rate increases in the United Kingdom during fiscal 2021; (vii) charges associated with the impairment of our investment in our AWE ML investment; (viii) charges to interest expense associated with one-time deal related bank fees; (ix) certain non-routine income tax adjustments for the purposes of calculating the Company's annual non-GAAP effective tax rate to facilitate a more meaningful evaluation of the Company’s current operating performance and comparisons to the Company's operating performance in other periods; and (x) other income tax adjustments associated with the pre-tax income adjustments above. Adjustments to derive adjusted net earnings from continuing operations and adjusted EPS from continuing operations are calculated on an after-tax basis.

Adjusted EBITDA is calculated by adding income tax expense, depreciation expense and adjusted interest expense, and deducting interest income from adjusted net earnings from continuing operations.

Adjusted cash conversion is the ratio of adjusted free cash flow to adjusted net earnings from continuing operations (calculated as previously described). Adjusted free cash flow is calculated by taking cash flow from operations, subtracting capital expenditures, and then adjusting for other one-time charges and receipts to the extent such items are not included in adjusted net earnings from continuing operations.

The Company’s year-over-year revenue growth rate is presented on a constant currency basis, which provides information on the percentage change in revenue assuming that foreign currency exchange rates have not changed between the prior and current periods. For purposes of constant currency calculations, we use the prior period average exchange rates as applied to the current period reported amounts.

We believe that the measures listed above are useful to management, investors and other users of our financial information in evaluating the Company’s operating results and understanding the Company’s operating trends by excluding or adding back the effects of the items described above and below, the inclusion or exclusion of which can obscure underlying trends. Additionally, management uses such measures in its own evaluation of the Company’s performance, particularly when comparing performance to past periods, and believes these measures are useful for investors because they facilitate a comparison of our financial results from period to period.

This press release also contains certain operating metrics which management believes are useful in evaluating the Company's performance. We regularly monitor these operating metrics to evaluate our business, identify trends affecting our business, and make strategic decisions. Revenue Backlog is the total dollar amount of revenues we expect to record in the future as a result of performing work under contracts that have been awarded to us. Book-to-bill ratio is an operational measure representing the ratio of change in revenue backlog since the prior quarterly reporting period plus reported revenue for the reporting period to the reported revenues for the same period.

The Company provides non-GAAP measures to supplement U.S. GAAP measures, as they provide additional insight into the Company’s financial results. However, non-GAAP measures have limitations as analytical tools and should not be considered in isolation and are not in accordance with, or a substitute for, U.S. GAAP measures. In addition, other companies may define non-GAAP measures differently, which limits the ability of investors to compare non-GAAP measures of the Company to those used by our peer companies.

The following tables reconcile the components and values of U.S. GAAP net earnings and EPS from continuing operations to the corresponding "adjusted" amount and revenue from continuing operations to net revenue. For the comparable periods presented below, such adjustments consist of amounts incurred in connection with the items described above. Amounts are shown in thousands, except for per-share data (note: earnings per share amounts may not add across due to rounding). Reconciliation of adjusted cash conversion, adjusted EPS and adjusted EBITDA outlook for fiscal 2022 and beyond to the most directly comparable GAAP measure is not available without unreasonable efforts because the Company cannot predict with sufficient certainty all the components required to provide such reconciliation. See footnote 1 on page 3 for additional information.

U.S. GAAP Reconciliations for the three and nine month periods of fiscal 2022 and 2021

	Three Months Ended
(in thousands)	July 1, 2022
Unaudited	U.S. GAAP	Effects of Restructuring, Transaction and Other Charges (1)	Other Adjustments (2)	Adjusted
Revenues	$3,827,093	$—	$—	$3,827,093
Pass through revenue	—	—	(635,419)	(635,419)
Net revenue	3,827,093	—	(635,419)	3,191,674
Direct cost of contracts	(3,002,618)	—	635,419	(2,367,199)
Gross profit	824,475	—	—	824,475
Selling, general and administrative expenses	(558,713)	10,150	51,551	(497,012)
Operating Profit	265,762	10,150	51,551	327,463
Total other income (expense), net	6,353	(131)	—	6,222
Earnings from Continuing Operations Before Taxes	272,115	10,019	51,551	333,685
Income Tax Expense from Continuing Operations	(59,491)	(2,440)	(10,479)	(72,410)
Net Earnings of the Group from Continuing Operations	212,624	7,579	41,072	261,275
Net Earnings Attributable to Noncontrolling Interests from Continuing Operations	(8,773)	—	—	(8,773)
Net Earnings Attributable to Redeemable Noncontrolling interests	(7,525)	(162)	(4,993)	(12,680)
Net Earnings Attributable to Jacobs from Continuing Operations	196,326	7,417	36,079	239,822
Net Loss Attributable to Discontinued Operations	(343)	—	—	(343)
Net Earnings attributable to Jacobs	$195,983	$7,417	$36,079	$239,479
Diluted Net Earnings from Continuing Operations Per Share	$1.52	$0.06	$0.28	$1.86
Diluted Net Earnings from Discontinued Operations Per Share	$—	$—	$—	$—
Diluted Earnings Per Share	$1.52	$0.06	$0.28	$1.86
Operating profit margin	6.9%			10.3%

         (1) Includes charges associated with various restructuring, transaction and other related activity costs associated with Company transformation initiatives and acquisition related programs.
(2) Includes (a) the removal of pass through revenues and costs for the People & Places Solutions line of business for the calculation of operating profit margin as a percentage of net revenue of $635.4 million, (b) the removal of amortization of intangible assets of $51.6 million, (c) the exclusion of impacts on the Company’s effective tax rates associated with revised estimates on US taxation of certain foreign earning and, certain tax return filing adjustments, (d) applicable redeemable noncontrolling interests impacts for the above adjustment items and (e) income tax expense adjustments for the above pre-tax adjustment items.

	Three Months Ended
(in thousands)	July 2, 2021
Unaudited	U.S. GAAP	Effects of Restructuring, Transaction and Other Charges (1)	Other Adjustments (2)	Adjusted
Revenues	$3,576,436	$—	$—	$3,576,436
Pass through revenue	—	—	(612,045)	(612,045)
Net revenue	3,576,436	—	(612,045)	2,964,391
Direct cost of contracts	(2,759,501)	(3)	612,045	(2,147,459)
Gross profit (loss)	816,935	(3)	—	816,932
Selling, general and administrative expenses	(553,189)	1,971	49,555	(501,663)
Operating Profit	263,746	1,968	49,555	315,269
Total other income (expense), net	19,648	5,674	(39,693)	(14,371)
Earnings from Continuing Operations Before Taxes	283,394	7,642	9,862	300,898
Income Tax (Expense) Benefit from Continuing Operations	(109,186)	(7,287)	56,107	(60,366)
Net Earnings of the Group from Continuing Operations	174,208	355	65,969	240,532
Net Earnings Attributable to Noncontrolling Interests from Continuing Operations	(9,182)	—	—	(9,182)
Net Loss (Earnings) Attributable to Redeemable Noncontrolling interests	384	3,553	(19,614)	(15,677)
Net Earnings from Continuing Operations attributable to Jacobs	165,410	3,908	46,355	215,673
Net Earnings Attributable to Discontinued Operations	384	—	—	384
Net Earnings attributable to Jacobs	$165,794	$3,908	$46,355	$216,057
Preferred Redeemable Noncontrolling interests redemption value adjustment	(57,307)	57,307	—	—
Net earnings from continuing operations allocated to common stock for EPS calculation	$108,103	$61,215	$46,355	$215,673
Diluted Net Earnings from Continuing Operations Per Share (3)	$0.82	$0.47	$0.35	$1.64
Diluted Net Earnings from Discontinued Operations Per Share (3)	$—	$—	$—	$—
Diluted Earnings Per Share (3)	$0.83	$0.47	$0.35	$1.64
Operating profit margin	7.4%			10.6%

(1) Includes charges associated with various restructuring, transaction and other related activity costs associated with Company transformation and acquisition related programs. Also includes $(57.3) million or $(0.44) per share in EPS numerator adjustments relating to the PA preference shares redemption value, which did not affect net earnings.
(2) Includes mainly (a) the removal of pass through revenues and costs for the People & Places Solutions line of business for the calculation of operating profit margin as a percentage of net revenue of $612.0 million, (b) the removal of amortization of intangible assets of $49.6 million, (c) the removal of $38.7 million in fair value adjustments related to our investment in Worley stock and certain foreign currency revaluations relating to the ECR sale, (d) the removal of the fair value adjustment of the Company's investment in C3 of $1.0 million, (e) the exclusion of impacts on the Company's effective tax rates associated with revised estimates on US taxation of certain foreign earnings, certain tax return filing adjustments and removal of $30.8 million in additional income tax expense attributable to tax rate increases in the UK during 2021, (f) applicable redeemable noncontrolling interest impacts for the above adjustment items and (g) income tax expense adjustments for the above pre-tax adjustment items.

	Nine Months Ended
(in thousands)	July 1, 2022
Unaudited	U.S. GAAP	Effects of Restructuring, Transaction and Other Charges (1)	Other Adjustments (2)	Adjusted
Revenues	$11,041,777	$—	$—	$11,041,777
Pass through revenue	—	—	(1,671,467)	(1,671,467)
Net revenue	11,041,777	—	(1,671,467)	9,370,310
Direct cost of contracts	(8,550,418)	3	1,671,467	(6,878,948)
Gross profit	2,491,359	3	—	2,491,362
Selling, general and administrative expenses	(1,882,049)	210,983	146,889	(1,524,177)
Operating Profit	609,310	210,986	146,889	967,185
Total other (expense) income, net	(12,825)	(10,682)	5	(23,502)
Earnings from Continuing Operations Before Taxes	596,485	200,304	146,894	943,683
Income Tax Expense from Continuing Operations	(121,545)	(39,541)	(43,693)	(204,779)
Net Earnings of the Group from Continuing Operations	474,940	160,763	103,201	738,904
Net Earnings Attributable to Noncontrolling Interests from Continuing Operations	(28,286)	—	—	(28,286)
Net Earnings Attributable to Redeemable Noncontrolling interests	(27,246)	(424)	(16,844)	(44,514)
Net Earnings Attributable to Jacobs from Continuing Operations	419,408	160,339	86,357	666,104
Net Loss Attributable to Discontinued Operations	(576)	—	—	(576)
Net Earnings attributable to Jacobs	$418,832	$160,339	$86,357	$665,528
Diluted Net Earnings from Continuing Operations Per Share	$3.23	$1.24	$0.67	$5.13
Diluted Net Earnings from Discontinued Operations Per Share	$—	$—	$—	$—
Diluted Earnings Per Share	$3.23	$1.24	$0.67	$5.13
Operating profit margin	5.5%			10.3%

         (1) Includes charges associated with various restructuring, transaction and other related activity costs associated with Company transformation initiatives and acquisition related programs, including $91.3 million related to the final pre-tax settlement of the Legacy CH2M Matter, net of previously recorded reserves, as well as $74.6 million for the Company's real estate impairment.
(2) Includes (a) the removal of pass through revenues and costs for the People & Places Solutions line of business for the calculation of operating profit margin as a percentage of net revenue of $1.67 billion, (b) the removal of amortization of intangible assets of $146.9 million, (c) the exclusion of impacts on the Company’s effective tax rates associated with revised estimates on US taxation of certain foreign earnings and certain tax return filing adjustments, (d) applicable redeemable noncontrolling interests impacts for the above adjustment items and (e) income tax expense adjustments for the above pre-tax adjustment items.

	Nine Months Ended
(in thousands)	July 2, 2021
Unaudited	U.S. GAAP	Effects of Restructuring, Transaction and Other Charges (1)	Other Adjustments (2)	Adjusted
Revenues	$10,506,144	$—	$—	$10,506,144
Pass through revenue	—	—	(1,837,350)	(1,837,350)
Net revenue	10,506,144	—	(1,837,350)	8,668,794
Direct cost of contracts	(8,290,137)	283	1,837,350	(6,452,504)
Gross profit	2,216,007	283	—	2,216,290
Selling, general and administrative expenses	(1,779,435)	345,442	103,282	(1,330,711)
Operating Profit	436,572	345,725	103,282	885,579
Total other income (expense), net	88,650	42,871	(151,992)	(20,471)
Earnings (Loss) from Continuing Operations Before Taxes	525,222	388,596	(48,710)	865,108
Income Tax (Expense) Benefit from Continuing Operations	(175,437)	(29,398)	10,186	(194,649)
Net Earnings (Loss) of the Group from Continuing Operations	349,785	359,198	(38,524)	670,459
Net Earnings Attributable to Noncontrolling Interests from Continuing Operations	(29,366)	—	—	(29,366)
Net Earnings (Loss) Attributable to Redeemable Noncontrolling interests	101,776	(103,480)	(20,981)	(22,685)
Net Earnings (Loss) from Continuing Operations attributable to Jacobs	422,195	255,718	(59,505)	618,408
Net Earnings Attributable to Discontinued Operations	11,690	—	—	11,690
Net Earnings (Loss) attributable to Jacobs	$433,885	$255,718	$(59,505)	$630,098
Preferred Redeemable Noncontrolling interests redemption value adjustment	(57,307)	57,307	—	—
Net earnings (loss) from continuing operations allocated to common stock for EPS calculation	$364,888	$313,025	$(59,505)	$618,408
Diluted Net Earnings (Loss) from Continuing Operations Per Share	$2.78	$2.39	$(0.45)	$4.71
Diluted Net Earnings (Loss) from Discontinued Operations Per Share	$0.09	$—	$—	$0.09
Diluted Earnings (Loss) Per Share	$2.87	$2.39	$(0.45)	$4.80
Operating profit margin	4.2%			10.2%

(1) Includes charges associated with various restructuring, transaction and other related activity costs associated with Company transformation initiatives and acquisition related programs, impairment charges relating to our investment in our AWE ML investment, along with after-tax $287.2 million in one-time PA Consulting deal related costs. Also includes $(57.3) million or $(0.44) per share in EPS numerator adjustments relating to the PA preference shares redemption value, which did not affect net earnings.
(2) Includes mainly (a) the removal of pass through revenues and costs for the People & Places Solutions line of business for the calculation of operating profit margin as a percentage of net revenue of $1.8 billion, (b) the removal of amortization of intangible assets of $103.3 million, (c) the removal of $102.2 million in fair value adjustments related to our investment in Worley stock and certain foreign currency revaluations relating to the ECR sale, (d) the removal of the fair value adjustment of the Company's investment in C3 of $49.6 million, (e) the exclusion of impacts on the Company’s effective tax rates associated with revised estimates on US taxation of certain foreign earnings, certain tax return filing adjustments and the removal of $30.8 million in additional income tax expense attributable to tax rate increases in the UK during in 2021, (f) applicable redeemable noncontrolling interest impacts for the above adjustment items and (g) income tax expense adjustments for the above pre-tax adjustment items.

This press release contains comparisons of current period results to prior periods on a pro forma adjusted basis. Prior fiscal periods are presented as if acquisitions and the PA Consulting investment had occurred prior to the comparable periods, as adjusted for the exclusion of restructuring and other related charges and transaction expenses and other adjustments described in this press release.

Reconciliation from GAAP to non-GAAP constant currency Pro Forma Revenues and Net Revenue

	Three Months Ended
(in millions)	July 1, 2022	July 2, 2021	% Change
Total Pro Forma Revenue
Pro Forma Revenue	$3,827.1	$3,598.4	6.4%
Exchange rate effect	130.1
Constant currency Pro Forma Revenue	$3,957.2		10.0%

Total Net Revenue
Net Revenue	$3,191.7	$2,964.4	7.7%
Exchange rate effect	112.7
Constant currency Net Revenue	$3,304.4		11.5%

Earnings Per Share:

	Three Months Ended		Nine Months Ended
Unaudited	July 1, 2022	July 2, 2021	July 1, 2022	July 2, 2021
Numerator for Basic and Diluted EPS:
Net earnings attributable to Jacobs from continuing operations	$196,326	$165,410	$419,408	$422,195
Preferred Redeemable Noncontrolling interests redemption value adjustment	—	(57,307)	—	(57,307)
Net earnings from continuing operations allocated to common stock for EPS calculation	$196,326	$108,103	$419,408	$364,888

Net (loss) earnings from discontinued operations allocated to common stock for EPS calculation	$(343)	$384	$(576)	$11,690

Net earnings allocated to common stock for EPS calculation	$195,983	$108,487	$418,832	$376,578

Denominator for Basic and Diluted EPS:

Shares used for calculating basic EPS attributable to common stock	128,225	130,385	128,966	130,205

Effect of dilutive securities:
Stock compensation plans	708	1,035	767	1,040
Shares used for calculating diluted EPS attributable to common stock	128,933	131,420	129,733	131,245

Net Earnings Per Share:
Basic Net Earnings from Continuing Operations Per Share	$1.53	$0.83	$3.25	$2.80
Basic Net Earnings from Discontinued Operations Per Share	$—	$—	$—	$0.09
Basic Earnings Per Share	$1.53	$0.83	$3.25	$2.89
Diluted Net Earnings from Continuing Operations Per Share	$1.52	$0.82	$3.23	$2.78
Diluted Net Earnings from Discontinued Operations Per Share	$—	$—	$—	$0.09
Diluted Earnings Per Share	$1.52	$0.83	$3.23	$2.87

.

For additional information contact:

Investors:
Jonathan Doros, 214-583-8596
jonathan.doros@jacobs.com

Media:
Marietta Hannigan, 214-920-8035
marietta.hannigan@jacobs.com

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